Exhibit 99.1

Impinj Reports Second Quarter 2026 Financial Results

SEATTLE, WA, July 29, 2026– Impinj, Inc. (Nasdaq: PI), a leading RAIN RFID provider and Internet of Things pioneer, today released its financial results for the second quarter ended June 30, 2026.

“Our second-quarter results were strong, with revenue, adjusted EBITDA and non-GAAP earnings-per-share setting new quarterly records,” said Chris Diorio, Impinj co-founder and CEO. “Although we are still in the early days of solutions delivery, we are incredibly well positioned to lead and win, and I have never been more excited about our future than I am today.”

Second Quarter 2026 Financial Summary

•
Revenue of $108.4 million
•
GAAP gross margin of 58.6%; non-GAAP gross margin of 60.9%
•
GAAP net income of $12.2 million, or income of $0.39 per diluted share using 31.0 million shares
•
Adjusted EBITDA of $30.7 million
•
Non-GAAP net income of $27.0 million, or income of $0.86 per diluted share using 32.2 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Third Quarter 2026 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the third quarter of 2026 (in millions, except per share data):

Three Months Ending
September 30, 2026
Revenue	$105.5 to $108.5
GAAP Net income	$2.2 to $3.7
Adjusted EBITDA income	$20.7 to $22.2
GAAP Weighted-average shares — diluted	31.3 to 31.5
GAAP Net income per share — diluted	$0.07 to $0.12
Non-GAAP Net income	$18.5 to $20.0
Non-GAAP Weighted-average shares — diluted(1)	32.5 to 32.7
Non-GAAP Net income per share — diluted(1)	$0.59 to $0.63

(1) Non-GAAP diluted net income per share includes the impact of our convertible debt, using the if-converted method, which assumes full share settlement. To arrive at Non-GAAP diluted net income per share, interest expense is added back to net income and weighted average shares include total shares issuable at conversion of 1.2 million.

A reconciliation between GAAP and non-GAAP financial measures is provided in the “Non-GAAP Financial Measures” section below.

Conference Call Information

Impinj will host a conference call and webcast to discuss its second-quarter 2026 results and third-quarter 2026 outlook today, July 29, 2026 at 5:00 p.m. ET / 2:00 p.m. PT. Interested parties may access the call by dialing +1-412-317-1863. A live webcast and replay will also be available on the company’s website at investor.impinj.com. Following the call, a telephonic replay will be available for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 6801707.

Management’s prepared written remarks, along with quarterly financial data, will be made available on Impinj’s website at investor.impinj.com along with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our strategy, our competitive position and conditions in the markets in which we compete, as well as financial guidance and considerations for the third quarter of 2026 and future periods.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (Nasdaq: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

Andy Cobb, CFA

Vice President, Corporate Finance & Investor Relations

+1-206-315-4470

ir@impinj.com

Media Relations
Emily Schauer
Senior Corporate Communications Manager
+1 206-209-2923
eschauer@impinj.com

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$38,573	$48,206
Short-term investments	94,443	127,130
Accounts receivable, net	71,111	70,785
Inventory	91,501	84,961
Prepaid expenses and other current assets	8,967	8,135
Total current assets	304,595	339,217
Long-term investments	130,722	103,766
Property and equipment, net	49,075	50,290
Intangible assets, net	8,189	9,501
Operating lease right-of-use assets	21,368	20,896
Other non-current assets	547	795
Goodwill	20,253	20,721
Total assets	$534,749	$545,186
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$17,049	$13,614
Accrued compensation and employee related benefits	12,401	9,936
Accrued and other current liabilities	3,135	3,664
Current portion of operating lease liabilities	1,810	776
Current portion of long-term debt	57,019	96,745
Current portion of deferred revenue	1,542	1,791
Total current liabilities	92,956	126,526
Long-term debt	184,921	184,141
Operating lease liabilities, net of current portion	22,904	22,536
Deferred tax liabilities, net	1,808	2,062
Deferred revenue, net of current portion	574	690
Total liabilities	303,163	335,955
Stockholders’ equity:
Common stock, $0.001 par value	31	30
Additional paid-in capital	644,065	606,852
Accumulated other comprehensive income	691	2,509
Accumulated deficit	(413,201)	(400,160)
Total stockholders’ equity	231,586	209,231
Total liabilities and stockholders’ equity	$534,749	$545,186

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$108,371	$97,894	$182,621	$172,171
Cost of revenue	44,838	41,281	82,629	78,877
Gross profit	63,533	56,613	99,992	93,294
Operating expenses:
Research and development	29,262	24,652	57,986	49,966
Sales and marketing	9,829	8,738	19,586	16,793
General and administrative	13,404	11,828	26,013	24,224
Amortization of intangibles	534	521	1,071	1,006
Total operating expenses	53,029	45,739	104,656	91,989
Income (loss) from operations	10,504	10,874	(4,664)	1,305
Other income, net	2,255	2,053	4,921	4,113
Induced conversion expense	—	—	(11,938)	—
Interest expense	(631)	(1,225)	(1,404)	(2,448)
Income (loss) before income taxes	12,128	11,702	(13,085)	2,970
Income tax benefit (expense)	92	(149)	44	132
Net income (loss)	$12,220	$11,553	$(13,041)	$3,102

Net income (loss) per share — basic	$0.40	$0.40	$(0.43)	$0.11
Net income (loss) per share — diluted	$0.39	$0.39	$(0.43)	$0.10

Weighted-average shares outstanding — basic	30,480	29,008	30,386	28,824
Weighted-average shares outstanding — diluted	31,005	29,655	30,386	29,550

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended
	June 30,
	2026	2025
Operating activities:
Net income (loss)	$(13,041)	$3,102
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,734	7,230
Stock-based compensation	30,986	25,545
Loss on fixed asset disposal	107	—
Accretion of discount or amortization of premium on investments	(394)	(1,117)
Amortization of debt issuance costs	987	830
Induced conversion expense related to convertible notes	11,938	—
Deferred tax expense	(205)	(192)
Changes in operating assets and liabilities:
Accounts receivable	(358)	1,930
Inventory	(6,570)	3,241
Prepaid expenses and other assets	(167)	808
Accounts payable	2,447	(5,416)
Accrued compensation and employee related benefits	2,501	(13,173)
Accrued and other liabilities	(972)	7
Operating lease right-of-use assets	794	1,333
Operating lease liabilities	136	(1,792)
Deferred revenue	(339)	381
Net cash provided by operating activities	35,584	22,717
Investing activities:
Purchases of investments	(85,887)	(107,105)
Proceeds from maturities of investments	90,572	83,820
Purchases of property and equipment	(4,166)	(8,403)
Net cash provided by (used in) investing activities	519	(31,688)
Financing activities:
Payment of 2021 Notes	(47,031)	—
Proceeds from exercise of stock options and employee stock purchase plan	3,157	6,734
Payments of taxes on restricted stock units	(1,769)	(1,771)
Net cash provided by (used in) financing activities	(45,643)	4,963
Effect of exchange rate changes on cash and cash equivalents	(93)	372
Net decrease in cash and cash equivalents	(9,633)	(3,636)
Cash and cash equivalents
Beginning of period	48,206	46,053
End of period	$38,573	$42,417

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, our key non-GAAP performance measures include adjusted EBITDA, non-GAAP net income (loss) and free cash flow as defined below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We use free cash flow as a key measure when assessing our sources of liquidity, capital resources, and quality of earnings. We believe these measures provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from similarly termed non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation and amortization; restructuring costs; settlement income and related costs; induced conversion expense; other income, net; interest expense; acquisition related expense and related purchase accounting adjustments; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income as net income (loss), excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation and amortization; restructuring costs; settlement income and related costs; induced conversion expense; acquisition related expense and related purchase accounting adjustments; and the corresponding income tax impacts of adjustments to net income (loss).

Free cash flow

We define free cash flow as net cash provided by (used in) operating activities, determined in accordance with GAAP, less purchases of property and equipment.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026		2025		2026		2025
GAAP Gross margin	58.6%		57.8%		54.8%		54.2%
Adjustments:
Depreciation and amortization	1.9%		2.0%		2.2%		2.2%
Stock-based compensation	0.4%		0.6%		0.5%		0.6%
Non-GAAP Gross margin	60.9%		60.4%		57.4%		57.0%
Certain amounts may be off due to rounding

GAAP Net income (loss)	$12,220		$11,553		$(13,041)		$3,102
Adjustments:
Depreciation and amortization	3,889		3,709		7,734		7,230
Stock-based compensation	16,295		13,023		30,986		25,545
Other income, net	(2,255)		(2,053)		(4,921)		(4,113)
Induced conversion expense	—		—		11,938		—
Interest expense	631		1,225		1,404		2,448
Income tax expense (benefit)	(92)		149		(44)		(132)
Adjusted EBITDA	$30,688		$27,606		$34,056		$34,080

GAAP Net income (loss)	$12,220		$11,553		$(13,041)		$3,102
Adjustments:
Depreciation and amortization	3,889		3,709		7,734		7,230
Stock-based compensation	16,295		13,023		30,986		25,545
Induced conversion expense	—		—		11,938		—
Income tax effects of adjustments (1)	(5,394)		(3,769)		(6,209)		(5,057)
Non-GAAP Net income	$27,010		$24,516		$31,408		$30,820

Non-GAAP Net income per share — diluted	$0.86	(2)	$0.80	(2)	$1.01	(3)	$1.04	(2)

GAAP Weighted-average shares — diluted	31,005	(4)	29,655	(4)	30,386		29,550	(4)
Dilutive shares from stock plans	—		—		617		—
Dilutive shares from convertible debt	1,227		2,589		667		2,589
Non-GAAP Weighted-average shares — diluted	32,232	(2)	32,244	(2)	31,670	(3)	32,139	(2)
(1) The tax effects of the adjustments are calculated using the statutory rate, taking into consideration the nature of the item and relevant taxing jurisdictions.

(2) Diluted net income per share includes the impact of all convertible debt outstanding at period end, using the if-converted method, which assumes full share settlement. Interest expense is added back to net income and weighted average shares includes total shares issuable at conversion.

(3) Diluted net income per share includes the impact of a portion of our convertible debt (2021 Notes) using the if-converted method, which assumes full share settlement. Interest expense related to the 2021 Notes of $0.6 million is added back to net income and weighted average shares includes total shares issuable at conversion.

(4) GAAP Weighted average shares — diluted includes the impact of dilutive shares from stock plans.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
GAAP Net cash provided by operating activities	$31,604	$33,860	$35,584	$22,717
Adjustments:
Purchases of property and equipment	(2,419)	(6,540)	(4,166)	(8,403)
Free cash flow	$29,185	$27,320	$31,418	$14,314

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ending
September 30,
2026
GAAP Net income	$2,909
Adjustments:
Forecasted Depreciation and amortization	3,890
Forecasted Stock-based compensation	16,350
Forecasted Interest expense	634
Forecasted Other income, net	(2,283)
Forecasted Income tax expense (benefit)	(100)
Adjusted EBITDA	$21,400

GAAP Net income	$2,909
Adjustments:
Forecasted Depreciation and amortization	3,890
Forecasted Stock-based compensation	16,350
Forecasted Income tax effects of adjustments	(3,882)
Non-GAAP Net income	$19,267

GAAP Net income per share — diluted	$0.09
Non-GAAP Net income per share — diluted(1)	$0.61

GAAP Weighted-average shares — diluted	31,400
Dilutive shares	1,200
Non-GAAP Weighted-average shares — diluted(1)	32,600

(1) Non-GAAP diluted net income per share includes the impact of our convertible debt, using the if-converted method, which assumes full share settlement. To arrive at Non-GAAP diluted net income per share, interest expense is added back to net income and weighted average shares include total shares issuable at conversion of 1.2 million.